Exhibit 99.4

May 2, 2011

Jeff Jordan

Re:  Executive Chairman Agreement

Dear Jeff:

You and OpenTable, Inc. (the “Company”) are parties to that certain offer letter agreement dated as of May 28, 2007, as amended and restated September 24, 2008 (the “Prior Agreement”), which sets forth, among other things, the terms of your employment with the Company.  This letter agreement (this “Agreement”) amends and restates the Prior Agreement in its entirety.  This Agreement supersedes the Prior Agreement and any other agreement or policy to which the Company is a party with respect to your employment with the Company, including, without limitation, your Proprietary Information and Inventions Agreement.

1.             DUTIES.  Effective as of June 1, 2011 (the “Effective Date”), you will be employed part-time as Executive Chairman of the Company, and will perform the advisory duties customarily associated with this position, making yourself available to provide advice and counsel at the request of the Company’s Board of Directors (the “Board”) or the Company’s Chief Executive Officer.  You will continue to report solely to the Board.  You will perform your services at the Company’s headquarters in San Francisco, California or remotely, as the needs of the Company require.  You will also continue to serve as a member of the Board.  In your Executive Chairman position, you shall devote your time and attention to the business affairs of the Company as reasonably necessary to fulfill your duties.  You may also serve on other boards of directors or in any other capacity with other firms, companies and organizations provided such service does not prevent you from fulfilling your duties as Executive Chairman or conflict with this Agreement.  You will not be expected to perform your duties as Executive Chairman in a manner that would unreasonably interfere with such other professional obligations.

2.             BASE SALARY.  Effective as of the Effective Date, you will receive an annual base salary of $100,000 for all hours worked, to be paid in accordance with the Company’s customary payroll procedures, less payroll deductions and withholdings.

3.             STOCK OPTIONS.  On January 22, 2010, in connection with your services to the Company as Chief Executive Officer of the Company, the Board granted you an option to purchase 214,000 shares of Company common stock (the “CEO Option”) evidenced by a stock option agreement entered into between you and the Company (the “CEO Option Agreement”). The CEO Option was granted under the Company’s 2009 Equity Incentive Award Plan (the “Plan”) and has a per share exercise price of $24.97.  Effective as of the Effective Date, you agree that 171,200 shares of Company common stock subject to the CEO Option shall automatically be cancelled.  The remaining 42,800 shares of Company common stock subject to the CEO Option will vest in substantially equal installments on each of the first twenty-four (24) monthly anniversaries of the Effective Date, subject to your continued service to the Company through each vesting date.  The CEO Option Agreement shall be deemed amended to the extent necessary to reflect the terms of this Section 3 and the CEO Option shall otherwise remain subject to the terms and conditions of the Plan and the CEO Option Agreement as amended hereby.

4.             BENEFITS.  During your employment by the Company, you will be eligible to participate in any of the employee benefit plans or programs the Company generally makes available to its part-time executives, pursuant to the terms and conditions of such plans.  In the event that you are ineligible for continued participation in the Company’s group healthcare coverage as an employee, the Company will directly pay or reimburse you for the healthcare premiums for continued coverage for you and your covered dependents for so long as you remain eligible for coverage under federal COBRA law or applicable state laws (collectively, “COBRA”) and provided that you make a timely election for continued coverage under COBRA.

5.             BUSINESS EXPENSES.  You shall continue to be entitled to timely reimbursement for all ordinary and reasonable out-of-pocket business expenses which are incurred by you in furtherance of the Company’s business and in accordance with the Company’s standard policies.

6.             COMPANY POLICIES AND CONFIDENTIALITY AGREEMENT.  As an employee of the Company, you are expected to abide by all of the Company’s policies and procedures.

7.             OTHER AGREEMENTS.  By accepting this Agreement, you represent and warrant that your performance of your duties for the Company have not and will not violate any agreements, obligations or understandings that you may have with any third party or prior employer.  You agree not to make any unauthorized disclosure or use, on behalf of the Company, of any confidential information belonging to any of your former employers.  You also represent that you are not in unauthorized possession of any materials containing a third party’s confidential and proprietary information.  Of course, during your employment with the Company, you may make use of information generally known and used by persons with training and experience comparable to your own, and information which is common knowledge in the industry or is otherwise legally available in the public domain.

8.             OUTSIDE ACTIVITIES.  While employed by the Company, you will not engage in any business activity in competition with the Company.

9.             AT-WILL EMPLOYMENT.  As an employee of the Company, you may terminate your employment at any time and for any reason whatsoever simply by notifying the Company.  Similarly, the Company may terminate your employment at any time and for any lawful reason whatsoever, with or without cause or advance notice.  Your at-will employment relationship with the Company cannot be changed except in a written agreement signed by you and an authorized representative of the Board.

10.          RETURN OF MATERIALS.  At the termination of your employment relationship with the Company, you will promptly return to the Company, and will not take with you or use, all items of any nature that belong to the Company, and all materials (in any form, format, or medium) containing or relating to the Company’s business; provided that, if you continue to serve on the Board thereafter, you may retain any such items and materials that pertain to your Board service.

11.          SECTION 409A.  To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, any such reimbursements payable to you pursuant to this Agreement shall be paid to you no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and your right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

12.          ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment specified herein.  If you enter into this Agreement, you are doing so voluntarily, and without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein.  This Agreement supersedes any other such promises, warranties, representations or agreements, including, without limitation, the Prior Agreement.  This Agreement may not be amended or modified except by a written instrument signed by you and an authorized representative of the Board.  This Agreement will be binding upon and inure to the benefit of (a) your heirs, executors, and legal representatives upon your death and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  Any successor will expressly assume in writing all of the Company’s obligations under this Agreement before or at the time of such succession.  For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

13.          GOVERNING LAW.  This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof.

14.          DISPUTE RESOLUTION.  To ensure the timely and economical resolution of disputes that arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, your employment, or the termination of your employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in San Francisco County, California, conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the applicable JAMS employment rules.  By agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding.  The arbitrator shall:  (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award.  The arbitrator shall be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law.  The Company shall pay all JAMS’ arbitration fees and any other arbitration-specific costs.  Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.  Notwithstanding the foregoing, you and the Company each have the right to resolve any issue or dispute over intellectual property rights by Court action instead of arbitration.

15.          RIGHT TO WORK.  As required by law, this Agreement is subject to satisfactory proof of your right to work in the United States.

16.          INDEMNIFICATION.  The Company will indemnify you to the fullest extent permitted by law for your actions within the course and scope of your employment as Executive Chairman, and the Company will make commercially reasonable efforts to obtain coverage for you in your Executive Chairman capacity under the Company’s directors and officers liability insurance policy.

If you choose to accept this Agreement under the terms described above, please sign below and return this letter to me.

Very truly yours,

OpenTable, Inc.

	/s/	Matthew Roberts
	By:	Matthew Roberts, Chief Financial Officer

Accepted and Agreed to by:

/s/ Jeff Jordan	May 2, 2011
Jeff Jordan	Date